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                                                                     Exhibit 3.1

                                     BYLAWS
                                     ------

                                       OF
                                       --

                   AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                   ------------------------------------------

                  (As Amended and Restated September 29, 2004)

                   These Bylaws are supplemental to the Delaware General Corporation Law, as the same shall from time to time be in effect, and are subject to any contrary provisions contained in the Certificate of Incorporation of this Corporation, as amended from time to time.

ARTICLE I. NAME AND SEAL.

         Section 101. Name. The name of the Corporation is American Business Financial Services, Inc.

         Section 102. State of Incorporation. The Corporation has been incorporated under the laws of the State of Delaware.

         Section 103. Seal. The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, the words "Corporate Seal", and the name of the State of Incorporation. The seal may be used by any person authorized by the Board of Directors of the Corporation or by these Bylaws by causing the seal or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

ARTICLE II. REGISTERED AND PRINCIPAL OFFICES.

         Section 201. Registered Office. The registered office of the Corporation shall be located within the State of Delaware, at such place as the Board of Directors shall, from time to time, determine.

         Section 202. Offices. The principal office of the Corporation and any other offices of the Corporation shall be located at such places, within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE III. MEETINGS OF SHAREHOLDERS.

         Section 301. Place of Meetings. All meetings of the shareholders shall be held at such place or places, within or without the State of Delaware, as shall be determined by the Board of Directors from time to time.

         Section 302. Annual Meetings. The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year at such place and at such time as the Board of Directors shall fix, or if the Board of



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Directors fails to set a date and time, on the third Wednesday of May at ten
o'clock a.m., if not a legal holiday, and if such day is a legal holiday, then such meeting shall be held on the next business day. Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable statute or regulation.

         Section 303. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, or by shareholders entitled to cast at least fifty percent (50%) of the vote which all shareholders are entitled to cast at the particular meeting.

         Section 304. Conduct of Shareholders' Meetings. The Chairman of the Board shall preside at all shareholders' meetings, or, in his absence, the Chief Executive Officer, or in his absence, the President. The officer presiding over a shareholders' meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meetings at which he presides, including, without limitation, the establishment of the procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to any such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. The revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation.

         Section 305. Nomination of Directors and Submission of Proposals. Nominations for directors to be elected at a meeting of shareholders may be made by the Board of Directors or by any shareholder of any outstanding class of the Corporation's stock entitled to vote on the election of directors. Proposals to be considered at a meeting of shareholders may be made by the Board of Directors or any holder of any outstanding class of the Corporation's stock entitled to vote on the proposal at the meeting of shareholders. Nominations and proposals made by the Board of Directors shall be made pursuant to procedures approved by the Board of Directors. Nominations by shareholders for directors to be elected, or proposals by shareholders to be considered, at a meeting of shareholders and which have not been previously approved by the Board of Directors must be submitted to the Chairman of the Nominating Committee or another committee of the Board of Directors performing similar functions (the "Committee"), in case of nominations for director, and the Secretary of the Corporation, in case of shareholder proposals, in writing, either by personal delivery, nationally recognized express mail or United States mail, postage prepaid, not later than
(i) with respect to an election to be held, or a proposal to be considered, at an annual meeting of shareholders, the latest date upon which shareholder proposals must be submitted to the Corporation for inclusion in the Corporation's proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation promulgated by the Securities and Exchange Commission ("SEC") or, if the Corporation is no longer subject to the proxy rules of the SEC, at least ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders, and (ii) with respect to an election to be held, or a proposal to be considered, at a special meeting of shareholders, the earlier of (a) thirty (30) days prior to the printing of the Corporation's proxy materials or information statement with respect to such meeting or (b) if no proxy materials or information statement are being distributed to shareholders, at least the close of business on the

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fifth day following the date on which notice of such meeting is first given to shareholders. Each such nomination or proposal shall set forth:

         1. The name and address of the shareholder making the nomination or proposal and the person or persons nominated, or the subject matter of the proposal submitted;

         2. A representation that the shareholder is a holder of record, and/or beneficial owner, of the voting stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated, or the proposal submitted;

         3. A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made, or the proposal was submitted, by the shareholder;

         4. Such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board of Directors, including but not limited to, the principal occupation of each proposed nominee; and

         5. The consent of each nominee to serve as a director of the Corporation if so elected.

         Subject to applicable law and SEC regulations, the Board of Directors shall have the sole authority to accept or reject any shareholder nomination for director or any shareholder proposal.

         The officer presiding over the meeting, in his or her sole and absolute discretion, may reject any nomination or proposal not made in accordance with the foregoing. Notwithstanding the foregoing, at any time prior to the election of directors at a meeting of shareholders, the Board of Directors, upon the recommendation of the Committee, may designate a substitute nominee to replace any bona fide nominee who was nominated as set forth above and who, for any reason, becomes unavailable for election as a director.

ARTICLE IV. DIRECTORS AND BOARD MEETINGS.

         Section 401. Management by Board of Directors. The business and affairs of the Corporation shall be managed by its Board of Directors, subject to any contrary provisions contained in the Certificate of Incorporation, as amended from time to time. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation (as amended from time to time) or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 402. Number of Directors and Terms. The number of directors and terms of the directors shall be as set forth in the Certificate of Incorporation, as amended from time to time.

         Section 403. Resignations. Any director may resign at any time. Such resignation shall be in writing, but the acceptance thereof shall not be necessary to make it effective.

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         Section 404. Compensation of Directors. No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable fee to be paid each director for his services in attending meetings of the Board.

         Section 405. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and hour as the new Board of Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board of Directors. Notice of a regular meeting of the Board of Directors need not be given unless the same is held at other than the time or place for holding such meetings as fixed in accordance with this Section, in which event notice shall be given at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held.

         Section 406. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or directors entitled to cast two or more votes at a meeting of directors. Notice of every special meeting of the Board of Directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in a notice of the meeting.

         Section 407. Reports and Records. The reports of officers and committees shall be filed with the Secretary of the Board. The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose. When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

         Section 408. Executive Committee. The Board of Directors may, without limiting its right to establish other committees, establish an Executive Committee of the Board which shall consist of any one or more directors. The Executive Committee shall have and exercise the authority of the Board of Directors in the management and affairs of the Corporation, except as otherwise provided in the resolution establishing the Executive Committee.

         Section 409. Absence or Disqualification of Committee Members. In the absence or disqualification of any member of any committee or committees established by the Board of Directors, the member or members thereof present at any meeting of such committee or committees, and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

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ARTICLE V. OFFICERS.

         Section 501. Election and Office. The officers of the Corporation shall be the Chairman of the Board, the Chief Executive Officer, the President, one or more other Vice Presidents, the Secretary and the Treasurer, who shall be elected by the Board of Directors. The Board of Directors may also elect one or more Executive Vice Presidents and one or more assistant officers to any office named herein. Any two or more offices may be held by the same person.

         Section 502. Term. The officers and any elected assistant officer shall each serve at the pleasure of the Board of Directors until the next annual meeting of the Board of Directors following the annual meeting of shareholders and, if later, until his successor shall have been elected and shall qualify, even though his term of office as herein provided has otherwise expired, except in the event of his earlier death, resignation or removal.

         Section 503. Powers and Duties of the Chairman of the Board. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at meetings of the Board of Directors and shareholders. He shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meetings at which he presides, including, without limitation, the establishment of the procedures for the maintenance of order, safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to any such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. In the event of the absence or disability of the Chief Executive Officer, the Chairman of the Board shall perform the duties and have the powers and authorities of the Chief Executive Officer. He shall have such other powers and duties as may be assigned to him by the Board of Directors.

         Section 504. Powers and Duties of the Chief Executive Officer. The Chief Executive Officer shall have general supervision of all of the departments and business of the Corporation. The Chief Executive Officer shall be responsible for having all orders and resolutions of the Board of Directors carried into effect. The Chief Executive Officer shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or by the Chief Executive Officer. The Chief Executive Officer shall be a member of the Board of Directors.

         Section 505. Powers and Duties of the President. The President shall perform such duties as are prescribed by the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer and the Chairman of the Board, the President shall perform the duties and have the powers and authorities of the Chief Executive Officer. The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors or the Chief Executive Officer. The President need not be a member of the Board of Directors.

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         Section 506. Powers and Duties of the Vice Presidents. Each Vice
President shall have the powers and perform the duties as may be designated by the Board of Directors. Any Vice President designated as having responsibility for a specific area of the Corporation's affairs shall rank superior to the other Vice Presidents in relation to matters within that area.

         Section 507. Powers and Duties of the Secretary. The Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and other such books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

         Section 508. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall be responsible for the regular entry, in books of the Corporation to be kept for such purpose, of a full and accurate account of all funds and securities received and paid by him on account of the Corporation. Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

         Section 509. Powers and Duties of the Assistant Officers. Unless otherwise determined by the Board of Directors, each assistant officer, if elected, shall have the powers and perform the duties as may be designated by his respective superior officer.

         Section 510. Delegation of Office. The Board of Directors may delegate the powers or duties of any officer of the Corporation to any other person from time to time.

         Section 511. Compensation. The Board of Directors shall determine the compensation of the Chief Executive Officer and President.

ARTICLE VI. PERSONAL LIABILITY OF DIRECTORS AND INDEMNIFICATION.

         Section 601. Personal Liabilities of Directors. The personal liability of directors shall be limited as stated in the Certificate of Incorporation, as amended from time to time.

         Section 602. Mandatory Indemnification of Directors and Officers. The Corporation shall, to the fullest extent permitted by applicable law, indemnify its directors and executive officers who were or are a party or are threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not such action, suit or proceeding arises or arose by or in the right of the Corporation or other entity) by reason of the fact that such director or executive officer is or was a director or executive officer of the Corporation or is or was serving at the request of the Corporation as a director, officer,

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employee, general partner, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans) against expenses (including, but not limited to, attorneys' fees and costs), judgments, fines (including excise taxes assessed on a person with respect to any employee benefit plan) and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with such action, suit or proceeding, except as otherwise provided in
Section 604 hereof. Persons who were directors or officers of the Corporation prior to the date this Section is approved by shareholders of the Corporation, but who do not hold such office on or after such date, shall not be covered by this Section 602. A director or executive officer of the Corporation entitled to indemnification under this Section 602 is hereafter called a "person covered by
Section 602 hereof." The term "executive officer" as used herein shall refer to the Chairman of the Board, Chief Executive Officer, President and other officers as the Board of Directors may by resolution designate as "executive officers" for purposes of this Article VI.

         Section 603. Expenses. Expenses incurred by a person covered by Section 602 hereof in defending a threatened, pending or completed civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation, except as otherwise provided in Section 604.

         Section 604. Exceptions. No indemnification under Section 602 or advancement or reimbursement of expenses under Section 603 shall be provided to a person covered by Section 602 hereof (a) with respect to expenses or the payment of profits arising from the purchase or sale of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934; (b) if a final unappealable judgment or award establishes that such director or officer engaged in willful misconduct or recklessness; (c) for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, and amounts paid in settlement) which have been paid directly to, or for the benefit of such person by an insurance carrier under a policy of officers' and directors' liability insurance whose premiums are paid for by the Corporation or by an individual or entity other than such director or officer; and (d) for amounts paid in settlement of any threatened, pending or completed action, suit or proceeding without the written consent of the Corporation, which written consent shall not be unreasonably withheld. The Board of Directors of the Corporation is hereby authorized, at any time by resolution, to add to the above list of exceptions from the right of indemnification under Section 602 or advancement or reimbursement of expenses under Section 603, but any such additional exception shall not apply with respect to any event, act or omission which has occurred prior to the date that the Board of Directors in fact adopts such resolution. Any such additional exception may, at any time after its adoption, be amended, supplemented, waived or terminated by further resolution of the Board of Directors of the Corporation.

         Section 605. Continuation of Rights. The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such person.

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         Section 606.  General Provisions.

                  (a) The term "to the fullest extent permitted by applicable law," as used in this Article, shall mean the maximum extent permitted by public policy, common law or statute. Any person covered by Section 602 hereof may, to the fullest extent permitted by applicable law, elect to have the right to indemnification or to advancement or reimbursement of expenses, interpreted, at such person's option, (i) on the basis of the applicable law on the date this Article was approved by shareholders, or (ii) on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, or (iii) on the basis of the applicable law in effect at the time indemnification is sought.

                  (b) The right of a person covered by Section 602 hereof to be indemnified or to receive an advancement or reimbursement of expenses pursuant to Section 603 (i) may also be enforced as a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and such person,
(ii) to the fullest extent permitted by applicable law, is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification (as determined by such person) of this Article with respect to events, acts or omissions occurring before such rescission or restrictive modification is adopted.

                  (c) If a request for indemnification or for the advancement or reimbursement of expenses pursuant hereto is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation together with all supporting information reasonably requested by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim (plus interest at the prime rate announced from time to time by the Corporation's primary banker) and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses (including, but not limited to, attorney's fees and costs) of prosecuting such claim. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or the advancement or reimbursement of expenses to the claimant is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

                  (d) The indemnification and advancement or reimbursement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement or reimbursement of expenses may be entitled under any by-law, agreement, vote of shareholders or directors or otherwise, both as to action in such director or officer's official capacity and as to action in another capacity while holding that office.

                  (e) Nothing contained in this Article shall be construed to limit the rights and powers the Corporation possesses under the Delaware General Corporation Law or otherwise, including, but not limited to, the powers to purchase and maintain insurance, create funds to secure or insure its indemnification obligations, and any other rights or powers the Corporation may otherwise have under applicable law.

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                  (f) The provisions of this Article may, at any time (and
whether before or after there is any basis for a claim for indemnification or for the advancement or reimbursement of expenses pursuant hereto), be amended, supplemented, waived, or terminated, in whole or in part, with respect to any person covered by Section 602 hereof by a written agreement signed by the Corporation and such person.

                  (g) The Corporation shall have the right to appoint the attorney for a person covered by Section 602 hereof, provided such appointment is not unseasonable under the circumstances.

         Section 607. Optional Indemnification. The Corporation may, to the fullest extent permitted by applicable law, indemnify, and advance or reimburse expenses for, persons in all situations other than that covered by this Article.

ARTICLE VII. SHARES OF CAPITAL STOCK.

         Section 701. Authority to Sign Share Certificates. Every share certificate shall be signed by the Chairman of the Board, Chief Executive Officer, President or one of the Vice Presidents and by the Secretary or one of the Assistant Secretaries.

         Section 702. Lost or Destroyed Certificates. Any person claiming a share certificate to be lost, destroyed or wrongfully taken shall receive a replacement certificate if said shareholder shall have: (a) requested such replacement certificate before the Corporation has notice that the shares have been acquired by a bona fide purchaser; (b) provided the Corporation with an indemnity agreement satisfactory in form and substance to the Board of Directors; and (c) satisfied any other reasonable requirements (including, without limitation, providing a surety bond) fixed by the Board of Directors.

ARTICLE VIII. GENERAL.

         Section 801. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors. In the absence of such determination, the fiscal year shall be the calendar year.

         Section 802. Signing Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer, officers, or other person or persons as the Board of Directors may from time to time designate.

         Section 803. Text of Proposed Resolution in Written Notice. Whenever the language of a proposed resolution is included in a written notice to shareholders, the shareholders' meeting considering the resolution may adopt it with such clarifying or other amendments as do not enlarge its original purpose, without further notice to shareholders not present in person or by proxy.

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         Section 804. Absentee Participation in Meetings. One or more directors or shareholders may participate in a meeting of the Board of Directors, or of a committee of the Board, or a meeting of the shareholders, by means of a conference, telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other.

         Section 805. Emergency Bylaws. In the event of any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, and until the termination of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of these
Bylaws:

                  (a) A special meeting of the Board of Directors may be called by any officer or director upon one hour's notice, and

                  (b) The director or directors in attendance at the meeting shall constitute a quorum.

         Section 806. Severability. If any provision of these bylaws is illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

         Section 807. Gender. The masculine gender of pronouns includes the feminine and neuter.

ARTICLE IX. AMENDMENT OR REPEAL.

         Section 901. Amendment or Repeal by Shareholders. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of all of the shares of common stock of the Corporation issued and outstanding at any annual or special meeting of the shareholders duly convened after notice to the shareholders of that purpose.

         Section 902. Amendment or Repeal by the Board of Directors. These Bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the votes cast by all members of the Board of Directors at any regular or special meeting of the Board duly convened.

         Section 903. Recording Amendments and Repeals. The text of all amendments and repeals to these Bylaws shall be attached to the Bylaws with a notation of the date of each such amendment or repeal and a notation of whether such amendment or repeal was adopted by the shareholders or the Board of Directors.

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ARTICLE X. ADOPTION OF BYLAWS AND RECORD OF AMENDMENTS AND REPEALS.

         Section 1001. Adoption and Effective Date. These Amended and Restated Bylaws have been adopted as the Bylaws of the Corporation this 11th day of February and shall be effective as of said date.

         Section 1002.  Amendments or Repeals.

         Section Involved      Date Amended or Repealed          Adopted By
         ----------------      ------------------------          ----------

                402                November 6, 2002          Board of Directors

              305/402              February 11, 2003         Board of Directors

                305                September 29, 2004        Board of Directors